SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 29, 2000


                          ---------------------------


                          BARRINGER LABORATORIES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

            1-8241                                        84-0951626
    ----------------------                     -------------------------------
   (Commission File Number)                   (IRS Employer Identification No.)


        15000 West 6th Avenue, Suite 300, Golden   CO              80401-5047
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         (Address of principal executive offices)                  (Zip Code)

     Registrant's telephone number, including area code:   303/277-1687

                                 Not Applicable
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          (Former name or former address, if changed since last report)











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ITEM 5. OTHER EVENTS

     At a Special Stockholders Meeting held on March 29, 2000, the shareholders of Barringer Laboratories, Inc. voted in favor of increasing the number of authorized shares of common stock from 10 million to 50 million. As indicated in a recent Form 8-K, which was filed with the SEC on March 3, 2000, a portion of the increased number of authorized shares will be issued to redeem convertible debt previously issued as well as additional convertible debt to be issued as contemplated by the company. Otherwise, there are no current plans to issue additional shares of the company's common stock.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  March 31, 2000


                                           BARRINGER LABORATORIES, INC.



                                           By: /s/ J. Graham Russell
                                              ----------------------------------
                                              J. Graham Russell, President
















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